CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount to be Registered	Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share	54,926,296	$23.25	$1,277,036,382.00	$148,391.63

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(4)

Registration Statement No. 333-201057

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 18, 2014)

54,926,296 Shares of Common Stock

The United States Department of the Treasury, as selling stockholder (“Treasury,” or the “selling stockholder”), is offering pursuant to this prospectus supplement 54,926,296 shares of our common stock, par value $0.01 per share, representing Treasury’s entire remaining investment in us. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

Our common stock is listed on the New York Stock Exchange under the symbol “ALLY”. On December 16, 2014, the last reported sale price of our common stock on the NYSE was $21.64 per share.

Please carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Investment in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, in the accompanying prospectus and in our periodic reports filed from time to time with the Securities and Exchange Commission.

The common stock offered by this prospectus supplement will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price and proceeds to the selling stockholder	$23.25	$1,277,036,382.00
Underwriting discounts and commissions(1)	$0.3197	$17,559,936.83

(1)

See “Underwriting” for a description of compensation payable to the underwriters. Ally has agreed to pay all underwriting discounts and commissions, transfer taxes and transaction fees, if any, applicable to the sale of the common stock and the fees and disbursements of counsel for the selling stockholder incurred in connection with the sale.

The underwriters expect to deliver the shares of our common stock on or about December 24, 2014.

Book-Running Managers

Goldman, Sachs & Co.	Morgan Stanley

The date of this prospectus supplement is December 19, 2014.

PROSPECT SUPPLEMENT

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the common stock that the selling stockholder may offer from time to time. This prospectus supplement describes the specific details regarding this offering of common stock. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

None of us, the selling stockholder and the underwriters has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. None of us, the selling stockholder and the underwriters take responsibility for, and none of us, the selling stockholder and the underwriters can provide any assurance as to the reliability of, any other information that others may give you. None of us, the selling stockholder and the underwriters is making an offer of these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this

S-ii

prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus, and the offering of the shares of common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus or any free writing prospectus comes should inform themselves about and observe such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References in this prospectus supplement to “Ally,” “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries on a consolidated basis, unless the context otherwise requires.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of these words or similar expressions are intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, other than statements of historical fact, including without limitation statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents incorporated by reference herein. See “Incorporation by Reference; Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus supplement, including those under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Such forward-looking statements apply only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date the forward-looking statement is made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data in the documents incorporated by reference herein from our own internal estimates and research as well as from industry and general publications and research, surveys, and studies conducted by third parties. Industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus supplement. It does not contain all of the information that is important to you and that you should consider before deciding to invest in our common stock. You should read both this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference, to understand fully the terms of the common stock offered by this prospectus supplement, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page S-4 and incorporated by reference herein as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page S-iv.

Ally Financial Inc.

Ally Financial Inc. is a leading, independent, diversified, financial services firm with $149.2 billion in assets as of September 30, 2014. Founded in 1919, we are a leading automotive financial services company with approximately 95 years of experience, providing a broad array of financial products and services to automotive dealers and their customers. We operate as a financial holding company and a bank holding company. Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc. and a leading franchise in the growing direct (internet, telephone, mobile, and mail) banking market, with $56.5 billion of deposits at September 30, 2014.

Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265, and our telephone number is (866) 710-4623.

Our Business

Our Dealer Financial Services operations, which include our Automotive Finance and Insurance operations, offer a wide range of financial services and insurance products to over 16,000 automotive dealerships and approximately 4 million of their retail customers. We have deep dealer relationships that have been built over our approximately 95-year history. Our dealer-focused business model encourages dealers to use our broad range of products through incentive programs like our Ally Dealer Rewards program, which rewards individual dealers based on the depth and breadth of our relationship. Our automotive finance services include providing retail installment sales contracts, loans, and leases, offering term loans to dealers, financing dealer floorplans and other lines of credit to dealers, fleet financing, and vehicle remarketing services. We also offer retail vehicle service contracts and commercial insurance primarily covering dealers’ wholesale vehicle inventories. We are a leading provider of vehicle service contracts and maintenance coverage.

Ally Bank, our direct banking platform, provides us with a stable and diversified low-cost funding source. Our focus is on building a stable deposit base driven by our compelling brand and strong value proposition. Ally Bank raises deposits directly from customers through the direct banking channel via the internet, over the telephone, and through mobile applications. Ally Bank offers a full spectrum of deposit product offerings including savings and money market accounts, certificates of deposit, interest-bearing checking accounts, trust accounts, and individual retirement accounts. We continue to expand the deposit product offerings in our banking platform in order to meet customer needs. Ally Bank’s assets and operating results are divided between our Automotive Finance operations and Mortgage operations based on its underlying business activities.

For more information about our lines of business, please refer to “Item 1. Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as any descriptions of our business in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein.

Treasury Share Ownership

In our initial public offering in April 2014, Treasury sold 95,000,000 shares of our common stock to the public. In May 2014, in connection with the exercise by the underwriters of their option to purchase additional shares of our common stock, Treasury sold an additional 7,245,670 shares of our common stock to the public. As of December 16, 2014, Treasury owned 54,926,296 shares of our common stock, representing a beneficial ownership interest in Ally of 11.4%.

THE OFFERING

Common stock offered by the selling stockholder	54,926,296 shares

Common stock to be outstanding immediately after this offering	480,093,982 shares

Common stock listing	Our common stock is listed on the New York Stock Exchange under the symbol “ALLY”.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder in this offering.

Transfer Restrictions

Our certificate of incorporation, as amended (“Certificate of Incorporation”), contains provisions restricting certain transfers of our securities (including shares of our common stock) if the effect would be to (1) increase the direct or indirect ownership of our Capital Stock (as defined in the accompanying prospectus) by any Person (as defined in the accompanying prospectus) to 4.99% or more or (2) increase the percentage of our Capital Stock owned directly or indirectly by any Person that, as of January 9, 2014, owned, directly or indirectly, 4.99% or more of our Capital Stock. These restrictions are intended to protect against a limitation on our ability to use net operating loss carryovers and other tax benefits. See “Description of Capital Stock—Protective Amendment” in the accompanying prospectus for a more detailed description of these restrictions.

Risk factors

See “Risk Factors” beginning on page S-4 of this prospectus supplement and in our periodic reports filed from time to time with the Securities and Exchange Commission (“SEC”) for a discussion of risks you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 480,093,982 shares of our common stock outstanding as of December 16, 2014 and excludes up to approximately 1,853,138 shares of common stock issuable upon settlement of outstanding vested equity compensation awards.

RISK FACTORS

Your decision whether to acquire our common stock will involve risk. The risks described below are intended to highlight risks that are specific to the offering and the common stock being offered, but are not the only risks we face.

You should be aware of, and carefully consider, the following risk factors, along with all of the risks and other information provided or referred to in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, including the discussion in our periodic and current reports including all of the risks discussed in the Risk Factors section thereof, before deciding whether to participate in the offering of the common stock offered by this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in such forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Common Stock and the Offering

The sale or availability for sale of substantial amounts of our common stock could cause the price of our common stock to decline or impair our ability to raise capital.

Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception that large sales could occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of equity and equity-related securities. Upon completion of this offering, there will be 480,093,982 shares of common stock issued and outstanding.

Of the 480,093,982 outstanding shares of common stock as of December 16, 2014, the 54,926,296 shares of common stock to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless those shares are held by any of our “affiliates,” as that term is defined under Rule 144 of the Securities Act. In addition to the shares of stock to be sold in this offering, 378,833,856 shares are freely transferable as of the date of this prospectus. The remaining 46,333,830 shares of common stock existing are “restricted shares” as defined in Rule 144. In addition, pursuant to Exhibit F of the Bylaws of Ally Financial Inc. (the “Registration Rights Agreement”), we have granted certain existing common stockholders the right to require us in certain circumstances to file registration statements under the Securities Act covering additional resales of our common stock held by them and the right to participate in other registered offerings in certain circumstances. As of the date hereof, certain provisions restricting such common stockholders’ ability to sell their stock have expired, and, as a result, the Registration Rights Agreement no longer contains any restrictions on these holders’ ability to sell their stock. If these stockholders exercise their registration rights or otherwise sell their shares, the market price of our common stock could decline.

We have no current plans to pay dividends on our common stock, and our ability to pay dividends on our common stock may be limited.

We have no current plans to commence payment of a dividend on our common stock. Our payment of dividends on our common stock in the future will be determined by our Board in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors. Our Series G preferred stock allows dividend payments only if 1) our senior guaranteed notes issued on December 31, 2008 are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and 2) the payment, together with other dividend payments we made since December 31, 2008, is less than 25% of our cumulative consolidated net income from January 1, 2014 to the most recently ended fiscal quarter for which financial statements are available at the time of such dividend payment. In addition, so long as any share of our Series A preferred stock remains outstanding, no dividend or distribution may be declared or paid on our common stock unless all accrued and unpaid dividends have been paid on the Series A preferred stock.

Any indentures and other financing agreements that we enter into in the future may limit our ability to pay cash dividends on our capital stock, including our common stock. In the event that any of our indentures or other financing agreements in the future restrict our ability to pay dividends in cash on our common stock, we may be unable to pay dividends in cash on our common stock unless we can refinance the amounts outstanding under those agreements.

In addition, under Delaware law, our Board may declare dividends on our capital stock only to the extent of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on our common stock, we may not have sufficient cash to pay dividends in cash on our common stock.

Any plans to commence payment of dividends on our common stock in the future would be subject to review and absence of objection by the Board of Governors of the Federal Reserve System (the “FRB”). See “Item 1. Business—Certain Regulatory Matters—Bank Holding Company and Financial Holding Company Status” in our Form 10-K for the year ended December 31, 2013. There is no assurance that, upon the FRB’s review of our future capital plans, we would be permitted to make any planned payments of dividends on our common stock.

Anti-takeover provisions contained in our organizational documents and Delaware law could delay or prevent a takeover attempt or change in control of our company, which could adversely affect the price of our common stock.

Our Certificate of Incorporation, our Bylaws, and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board. Our organizational documents include provisions:

•	Limiting the liability of our directors, and providing indemnification to our directors and officers; and

•	Limiting the ability of our stockholders to call and bring business before special meetings.

These provisions, alone or together, could delay hostile takeovers and changes in control of the company or changes in management.

In addition, we are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which generally prohibits a corporation from engaging in various business combination transactions with any “interested stockholder” (generally defined as a stockholder who owns 15% or more of a corporation’s voting stock) for a period of three years following the time that such stockholder became an interested stockholder, except under certain circumstances including receipt of prior board approval.

Any provision of our Certificate of Incorporation or our Bylaws or Delaware law that has the effect of delaying or deterring a hostile takeover or change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

See “Description of Capital Stock” in the accompanying prospectus for a further discussion of these provisions.

An “ownership change” could limit our ability to utilize tax losses and credits carryforwards to offset future taxable income.

As of December 31, 2013, we had a U.S. federal net operating loss carryforward of approximately $1.2 billion, $483 million in capital loss carryforwards and $1.8 billion in foreign tax credits (which we refer to as “tax assets”). Our ability to use such tax assets to offset future taxable income and reduce future tax liabilities may be significantly limited if we experience an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change will occur when the percentage of Ally’s ownership (by value) of one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50 percentage points over the lowest percentage owned by such stockholders at any time during the prior three years (calculated on a rolling basis). A corporation that experiences an ownership change generally will be subject to an annual limitation on the utilization of its pre-ownership change tax assets equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the IRS (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on our ability to utilize tax assets arising from an ownership change under Section 382 would depend on the value of our equity at the time of any ownership change.

If we were to experience an ownership change, it is possible that our ability to fully utilize our tax assets may be delayed or deferred, and that a significant portion of our tax assets could expire before we would be able to use them to offset future taxable income or reduce future tax liabilities.

On January 9, 2014, our Board adopted our Tax Asset Protection Plan (the “Plan”) to help protect these tax assets. The Plan is designed to reduce the likelihood of an ownership change by (i) discouraging any person or group from becoming a 4.99-percent shareholder and (ii) discouraging any existing 4.99-percent shareholder from acquiring additional shares of Ally common stock, subject to certain exceptions. The Plan expires by its terms on January 9, 2017, unless extended. The Board determined that it will include in the Company’s proxy statement for our 2015 Annual Meeting of Stockholders a proposal soliciting stockholder approval of the Plan. In the event that we do not receive the affirmative vote of the holders of a majority of our outstanding common stock entitled to vote at the 2015 Annual Meeting of Stockholders, we will promptly take action to repeal the Plan.

In addition, on January 9, 2014, our Board approved a protective amendment to our Certificate of Incorporation (the “Protective Amendment”), which is designed to prevent certain transfers of Ally common stock that could result in an ownership change. The Protective Amendment generally restricts any transfer of Ally common stock that would (i) increase the ownership by any person to 4.99 percent or more of Ally stock then outstanding or (ii) increase the percentage of Ally stock owned by a Five Percent Stockholder (as defined in the Plan). Unless extended, the Protective Amendment expires on January 9, 2017.

Despite the intentions of the Plan and the Protective Amendment to deter and prevent an ownership change, such an event may still occur. In addition, the Plan and the Protective Amendment may make it more difficult and more expensive to acquire us, and may discourage open market purchases of Ally common stock or a non-negotiated tender or exchange offer for Ally common stock. Accordingly, the Plan and the Protective Amendment may limit a stockholder’s ability to realize a premium over the market price of Ally common stock in connection with any stock transaction.

Treasury, which is the selling stockholder, is a federal agency and your ability to bring a claim against Treasury under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part or resulting from any other act or omission in connection with the offering of the common stock by Treasury would likely be barred.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder in this offering.

PRICE RANGE OF OUR COMMON STOCK

Since our initial public offering in April 2014, our common stock is traded on the NYSE under the symbol “ALLY”. On December 16, 2014, the last reported sale price for our common stock on the NYSE was $21.64 per share. As of December 16, 2014, we had approximately 178 stockholders of record. The following table sets forth, for the periods indicated, the reported high and low sale prices for our common stock on the NYSE.

	Price Range
	High	Low
Fourth Quarter (through December 16, 2014)	$23.98	$19.42
Third Quarter	$25.01	$22.43
Second Quarter (April 10, 2014 through June 30, 2014)	$25.30	$23.24

DIVIDEND POLICY

We have no current plans to commence payment of a dividend on our common stock. Our payment of dividends on our common stock in the future will be determined by our Board in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors. Our Series G preferred stock allows dividend payments only if (1) our senior guaranteed notes issued on December 31, 2008 are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and (2) the payment, together with other dividend payments we made since December 31, 2008, is less than 25% of our cumulative consolidated net income from January 1, 2014 to the most recently ended fiscal quarter for which financial statements are available at the time of such dividend payment. In addition, so long as any share of our Series A preferred stock remains outstanding, no dividend or distribution may be declared or paid on our common stock unless all accrued and unpaid dividends have been paid on the Series A preferred stock. Any plans to commence payment of dividends on our common stock in the future would be subject to the FRB’s review and absence of objection. See “Item 1. Business—Certain Regulatory Matters—Bank Holding Company and Financial Holding Company Status” in our Form 10-K for the year ended December 31, 2013.

SELLING STOCKHOLDER

This prospectus supplement relates to the resale of shares of our common stock by the selling stockholder. The following table sets forth information regarding beneficial ownership of our common stock as of December 16, 2014 by the selling stockholder.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of December 16, 2014. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

The percentage of beneficial ownership for the following table is based on 480,093,982 shares of common stock outstanding as of December 16, 2014.

	Shares Beneficially Owned Before the Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
Name and Address of Beneficial owner	Number	Percent		Number	Percent
U.S. Department of the Treasury (1) 1500 Pennsylvania Avenue Washington, D.C. 20220	54,926,296	11.4%	54,926,296	0	0%

(1)

The following description of the selling stockholder was provided by Treasury: Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the Emergency Economic Stabilization Act of 2008, as amended, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system. See also the section of this prospectus supplement entitled “Risk Factors—Risks Relating to our Common Stock and the Offering—Treasury, which is the selling stockholder, is a federal agency and your ability to bring a claim against Treasury under the federal securities laws may be limited.”

CERTAIN STOCKHOLDER AGREEMENTS

Stockholders Agreement

On March 25, 2014, Ally, Cerberus and Treasury entered into the Stockholders Agreement, which became effective on April 15, 2014, in order to memorialize certain corporate governance matters of Ally following the Company’s initial public offering. The Stockholders Agreement provides that so long as Treasury holds at least 9.9% of the shares of our outstanding common stock, Treasury will have the right to designate one nominee to our Board. In addition, so long as Cerberus and its affiliates hold at least 5% of the shares of our outstanding common stock, Cerberus will have the right to designate one nominee to our Board, provided that Cerberus’s right to designate a nominee will be deemed fulfilled if Mr. Stephen A. Feinberg remains a member of our Board and, with his written consent, is renominated by the Company as a nominee at each subsequent election of directors. In addition, for so long as Cerberus and its affiliates hold any share of our outstanding common stock, they will be entitled to appoint one non-voting observer to the Board. Additionally, for so long as Treasury and its affiliates hold at least 9.9% of our then outstanding common stock, Treasury will be entitled to appoint one non-voting observer to the Board. Pursuant to its terms, the Stockholders Agreement will terminate and be of no further force or effect upon the earliest of (i) the date that Treasury ceases to hold at least 9.9% of our common stock, (ii) with respect to Cerberus, the date Cerberus and its affiliates cease to own any of our common stock, and (iii) the date of a written agreement of Ally, Treasury and Cerberus.

Upon completion of this offering, the Stockholders Agreement will terminate and neither Treasury nor Cerberus will have any right to designate any directors to our Board or to appoint any observers to the Board.

Voting Agreement

In connection with our initial public offering, Ally and Treasury entered into a voting agreement, which became effective on April 15, 2014, that provides that Treasury will vote its shares of Ally common stock at any meeting (whether annual or special) with respect to each matter on which common stockholders are entitled to vote (other than certain designated matters) in the same proportion as all other shares of the common stock are voted with respect to each such matter. Designated matters are (i) the election and removal of directors, (ii) the approval of any merger, consolidation, statutory share exchange or similar transaction that requires the approval of our stockholders, (iii) the approval of a sale of all or substantially all of our assets or property, (iv) the approval of our dissolution, (v) the approval of any issuance of our securities on which common stockholders are entitled to vote, (vi) the approval of any amendment to our Certificate of Incorporation or Bylaws on which common stockholders are entitled to vote and (vii) the approval of any other matters reasonably incidental to clauses (i) through (vi) as determined by Treasury. The rights, restrictions, and obligations under the voting agreement shall terminate when Treasury beneficially owns less than 2% of the shares of Ally common stock then issued and outstanding.

Upon completion of this offering, the Voting Agreement will terminate in accordance with its terms.

Letter Agreements

On February 17, 2011, Ally and Treasury entered into a letter agreement (the “2011 Letter Agreement”) in connection with our initial public offering, which (i) provides, among other things, for the payment by Ally of all underwriting discounts and commissions, transfer taxes and transaction fees, if any, applicable to the sale of common stock in our initial public offering and in other demand and piggyback registrations provided for in Section 3 or 4 of Exhibit F to our Bylaws, as well as the fees and disbursements of counsel for Treasury incurred in connection with such sales and (ii) excludes Treasury from the obligation to provide the indemnity set forth in Section 8(b) of Exhibit F to our Bylaws in connection with our initial public offering and in other demand and piggyback registrations.

On the date of this prospectus supplement, Ally and Treasury entered into a letter agreement in connection with this offering, which (i) provides, among other things, for the payment by Ally of all underwriting discounts and commissions, transfer taxes and transaction fees, if any, applicable to the sale of common stock offered by this prospectus supplement, as well as the fees and disbursements of counsel for Treasury incurred in connection with such sale and (ii) incorporates the indemnification and contribution provisions set forth in Exhibit F to our Bylaws and the 2011 Letter Agreement described above.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of common stock by a “non-U.S. holder.” A “non-U.S. holder” is a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than a former citizen or resident of the United States subject to U.S. tax as an expatriate,

•	a foreign corporation, or

•	a foreign estate or trust.

If a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as in effect on the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

As discussed under “Dividend Policy” above, we do not currently expect to pay dividends. In the event that we do pay dividends out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder will generally be required to provide an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, as applicable, certifying its entitlement to benefits under the treaty.

No amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a non-U.S. holder if the holder provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable income tax treaty providing otherwise, in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above;

•

the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the gain (net of certain U.S.-source losses) generally will be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate); or

•

we are or have been a United States real property holding corporation (as described below), at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) the non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our common stock.

We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Pursuant to legislation commonly referred to as “FATCA” and regulations promulgated thereunder, payments to foreign entities of dividends on and (after December 31, 2016) the gross proceeds of sales or dispositions of our common stock will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

Federal Estate Tax

Individual non-U.S. holders (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that the common stock will be treated as U.S. situs property subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and the selling stockholder has agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Goldman, Sachs & Co.	27,463,148
Morgan Stanley & Co. LLC	27,463,148

Total:	54,926,296

The underwriters are offering the shares of common stock subject to their acceptance of the shares from the selling stockholder, subject to prior sale and subject to their right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement and accompanying prospectus if any such shares are taken. The underwriting agreement also provides that if one or more underwriters default, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives.

The following table shows the per share and total public offering price and proceeds to the selling stockholder and the underwriting discounts and commissions payable to the underwriters in connection with this offering. Ally has agreed to pay all underwriting discounts and commissions, transfer taxes and transaction fees, if any, applicable to the sale of the common stock and the fees and disbursement of counsel for the selling security holder incurred in connection with the sale.

	Per Share	Total
Public offering price and proceeds to selling stockholder	$23.25	$1,277,036,382.00
Underwriting discounts and commissions	$0.3197	$17,559,936.83

We estimate that the total offering expenses payable by us for this offering will be approximately $750,000.

Our common stock is listed on the New York Stock Exchange under the trading symbol “ALLY”.

We and our executive officers, directors and board observers have agreed that, subject to limited exceptions, for a period of 30 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, (i)(x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or (y) file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; provided that, in the case of clause (y), we will be permitted to file a registration statement under the Securities Act pursuant to the Registration Rights Agreement, as described in the accompanying prospectus, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. Goldman, Sachs & Co. and Morgan Stanley & Co. LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time if they are commenced.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, lending, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, currently perform, and may in the future perform, various financial advisory and investment banking services for us, for which they have received customary compensation and may provide such services and receive customary compensation in the future. Certain of the relationships involve transactions that are material to us or our affiliates and for which the underwriters and/or their respective affiliates have received significant fees. In addition, certain of the underwriters and/or their affiliates may serve as agents and lenders under certain of our existing credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the issuer. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or those affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been or will be taken by Ally, the selling stockholder or any underwriter that would permit a public offering of shares of common stock, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to shares of common stock, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, shares of common stock offered hereby may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the shares of common stock may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has also represented and agreed that:

(a)

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and

Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below:

Our SEC Filings (File No. 001-03754)	Period
Annual Report on Form 10-K	Year ended December 31, 2013 (filed with the SEC on March 3, 2014).
Quarterly Reports on Form 10-Q

Quarter ended March 31, 2014 (filed with the SEC on May 1, 2014); Quarter ended June 30, 2014 (filed with the SEC on August 1, 2014); Quarter ended September 30, 2014 (filed with the SEC on October 31, 2014).

Current Reports on Form 8-K

Dates filed: January 8, 2014, January 13, 2014 (Items 1.01, 5.03, 5.07, 8.01 and 9.01), January 27, 2014, March 13, 2014, March 14, 2014, April 17, 2014, May 1, 2014 (only the report relating to Item 8.01), July 9, 2014 and July 18, 2014 (two reports), September 29, 2014, October 17, 2014, November 17, 2014 and December 18, 2014.

The description of our common stock set forth in our registration statement on Form 8-A	Date filed: April 8, 2014.

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the consummation of the offering under this prospectus supplement and the accompanying prospectus, except that, unless otherwise indicated, we are not incorporating any documents or information deemed to have been furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including Ally. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

You may also find additional information about us, including the documents mentioned above, on our website at http://www.ally.com. Our website and the information included in, or linked to on, our website are not part of or incorporated into this prospectus. We have included our website address in this prospectus supplement solely as a textual reference.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Jeffrey Belisle, Esq., Ally Legal Staff, and certain other legal matters related to our common stock will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP. Sullivan  & Cromwell LLP represents and has in the past represented the Company in certain matters.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated in this prospectus supplement by reference from Ally’s Annual Report on Form 10-K filed on March 3, 2014, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference from the aforementioned Form 10-K. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Ally Financial Inc.

Common Stock

The United States Department of the Treasury (the “selling stockholder” or “Treasury”) may offer and sell shares of our common stock, par value $0.01 per share (hereinafter referred to as “Securities”), from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Each time Securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell Securities without a prospectus supplement describing the terms of the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “ALLY”.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in the Securities.

Investment in the Securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in any applicable prospectus supplement.

The Securities offered by this prospectus will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, the selling stockholder may sell the Securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the Securities that the selling stockholder may offer. Each time Securities are offered pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

References in this prospectus to “Ally,” “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries on a consolidated basis, unless the context otherwise requires.

Neither we nor the selling stockholder has authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. Neither we nor the selling stockholder take responsibility for, and neither we nor the selling stockholder provide any assurance as to the reliability of, any other information that others may give you. We have not, and the selling stockholder has not, authorized any other person to provide you with different information. We are not, and the selling stockholder is not, making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below:

Our SEC Filings (File No. 001-03754)	Period
Annual Report on Form 10-K	Year ended December 31, 2013 (filed with the SEC on March 3, 2014).
Quarterly Report on Form 10-Q	Quarter ended March 31, 2014 (filed with the SEC on May 1, 2014); Quarter ended June 30, 2014 (filed with the SEC on August 1, 2014); Quarter ended September 30, 2014 (filed with the SEC on October 31, 2014).
Current Reports on Form 8-K	Dates filed: January 8, 2014, January 13, 2014 (Items 1.01, 5.03, 5.07, 8.01 and 9.01), January 27, 2014, March 13, 2014, March 14, 2014, April 17, 2014, May 1, 2014 (only report relating to Item 8.01), July 9, 2014, July 18, 2014 (two reports), September 29, 2014, October 17, 2014, November 17, 2014 and December 18, 2014.
The description of our common stock set forth in our registration statement on Form 8-A	Date filed: April 8, 2014.

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement, except that, unless otherwise indicated, we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including Ally. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

You may also find additional information about us, including the documents mentioned above, on our website at http://www.ally.com. Our website and the information included in, or linked to on, our website are not part of or incorporated into this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in the Securities involves risk. In addition to all of the other information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by our subsequent filings under the Exchange Act, including Forms 10-K, 10-Q and 8-K, and the risk factors contained or incorporated by reference in the applicable prospectus supplement before acquiring any of the Securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our Securities to decline. You could lose all or part of your investment.

ALLY FINANCIAL INC.

Ally Financial Inc. is a leading, independent, diversified, financial services firm with $149.2 billion in assets as of September 30, 2014. Founded in 1919, we are a leading automotive financial services company with approximately 95 years of experience, providing a broad array of financial products and services to automotive dealers and their customers. We operate as a financial holding company and a bank holding company. Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc. and a leading franchise in the growing direct (internet, telephone, mobile, and mail) banking market, with $56.5 billion of deposits at September 30, 2014.

Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265-2000, and our telephone number is (866) 710-4623.

USE OF PROCEEDS

We will not receive any proceeds from sales of the Securities by the selling stockholder.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of these words or similar expressions are intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, including without limitation statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these forward-looking statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other documents incorporated by reference herein. See “Incorporation by Reference; Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus or the applicable prospectus supplement, including those under “Risk Factors” in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein. Such forward-looking statements apply only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date the forward-looking statement is made.

DESCRIPTION OF CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our Certificate of Incorporation, including the certificates of designation for our Fixed Rate / Floating Rate Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), Fixed Rate Cumulative Perpetual Preferred Stock, Series G (“Series G Preferred Stock”) and Participating Preferred Stock, Series H (“Series H Preferred Stock”); our Bylaws; and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Certificate of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

General

Our Certificate of Incorporation authorizes us to issue 1,400,000,000 shares of capital stock, consisting of:

•	1,100,000,000 shares of common stock, par value $0.01 per share; and

•	300,000,000 shares of preferred stock, par value $0.01 per share of which:

•	40,870,560 are designated as Preferred Stock, Series A;

•	2,576,601 are designated as Preferred Stock, Series G; and

•	15,000 are designated as Preferred Stock, Series H.

As of December 16, 2014, the following shares of capital stock were issued and outstanding:

•	480,093,982 shares of common stock;

•	40,870,560 shares of Series A Preferred Stock; and

•	2,576,601 shares of Series G Preferred Stock.

Common Stock

Common stock outstanding. As of December 16, 2014, there were 480,093,982 shares of common stock outstanding which were held of record by 178 stockholders. All outstanding shares of common stock are fully paid and non-assessable.

Voting rights. The holders of common stock are entitled to one vote per share, except as provided by law or as may otherwise be provided in a certificate of designations designating the rights, powers and preferences of any series of preferred stock.

Unless otherwise required by law, our Certificate of Incorporation or our Bylaws, all matters subject to a stockholder vote will be decided by the vote of the holders of at least a majority of the outstanding shares of stock entitled to vote on the matter and present at the meeting in which the vote occurs. The election of directors will be decided by a plurality of the votes cast by the holders of common stock outstanding.

Dividend rights. Subject to the preferences that may be applicable to any outstanding preferred stock, dividends on common stock will be paid if, as, and when declared by the Ally Financial Inc. board of directors (the “Board”).

Rights upon liquidation. In the event of liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of preferred stock, if any, then outstanding.

Other rights. There are no redemption or sinking fund provisions applicable to the common stock.

Protective Amendment

On January 9, 2014, our Board approved an amendment to our previous amended and restated certificate of incorporation, which amendment has been included in our current Certificate of Incorporation (such amendment, the “Protective Amendment”). The purpose of the Protective Amendment is to prevent certain transfers of our securities that could result in an ownership change under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, materially inhibit our ability to use certain tax assets.

The transfer restrictions contained in the Protective Amendment generally will restrict any transfer of (i) Ally’s common stock, par value $0.01 per share, (ii) any warrants, rights, or options (including options within the meaning of Treas. Reg. § 1.382–2T(h)(4)(v) and Treas. Reg. § 1.382–4(d)(9)) to purchase securities of Ally, and (iii) any other interests treated as “stock” of Ally pursuant to Treas. Reg. § 1.382–2(a)(3) or Treas. Reg. § 1.382–2T(f)(18) (“Stock”) (collectively, the “Ally Capital Stock”) if the effect of the transfer would be to:

•	increase the direct or indirect ownership of any of Ally Capital Stock by any Person (as defined below) to 4.99% or more (a “5-percent shareholder”); or

•

increase the percentage of Ally Capital Stock owned directly or indirectly by any Person that was a 5-percent shareholder as of the effective time of the Protective Amendment, subject to limited exceptions.

“Person” means any individual, government, firm, corporation or other legal entity, including persons treated as a single entity pursuant to Treas. Reg. § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Transfers restricted by the Protective Amendment include sales to Persons whose resulting percentage ownership (direct or indirect) of any Ally Capital Stock would exceed the 4.99% threshold discussed above, or to Persons whose direct or indirect ownership of any Ally Capital Stock would by attribution cause another Person to exceed such threshold. Complex rules of constructive ownership, aggregation, segregation, combination and other ownership rules prescribed by the Code, and related regulations are applied in determining whether a Person constitutes a 5-percent shareholder under the Protective Amendment. For purposes of determining the existence and identity of, and the amount of Ally Capital Stock owned by, any stockholder, the Board will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to the Board’s actual knowledge of the ownership of Ally Capital Stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of Ally Capital Stock, to provide all information reasonably requested regarding such Person’s direct and indirect ownership of Ally Capital Stock.

The transfer restrictions may result in the delay or refusal of certain requested transfers of Ally Capital Stock, or prohibit ownership (thus requiring dispositions) of Ally Capital Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than Ally that, directly or indirectly, owns Ally Capital Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382 of the Code) with respect to Ally Capital Stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in any Person having a proscribed level of ownership.

Any direct or indirect transfer attempted in violation of the restrictions contained in the Protective Amendment will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of Ally Capital Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as a stockholder for any purpose whatsoever in respect of the shares which are the subject of the prohibited transfer, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. Ally Capital Stock purportedly acquired in violation of the transfer restrictions is referred to herein as “excess securities.”

In addition to the prohibited transfer being void as of the date it is attempted, upon demand by Ally, the purported transferee must transfer the excess securities to an agent designated by the Board (the “Agent”) along with any dividends or other distributions paid with respect to such excess securities. The Agent is required to sell the excess securities in an arms’ length transaction (or series of transactions) that would not constitute a prohibited transfer under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess securities received by the Agent, will be distributed first to reimburse the Agent for its costs and expenses, second to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the market price of the excess securities at the time of the attempted transfer) incurred by the purported transferee to acquire such excess securities, and the balance of the proceeds, if any, will be distributed to the transferor (or, if the transferor cannot be readily identified, to a charity designated by the Board). If the purported transferee has resold the excess securities before receiving demand from Ally to surrender excess securities to the Agent, the purported transferee shall be deemed to have sold the excess securities on behalf of the Agent, and shall be required to transfer to the Agent any prohibited distributions and proceeds of such sale (except to the extent Ally grants written permission to the purported transferee to retain a specified amount), which will be distributed as described above.

The Protective Amendment does not apply to certain transfers, including (i) transfers made in connection with a transaction in which, upon consummation, the acquiror owns at least a majority of the outstanding shares of Ally Capital Stock (i.e., mergers, consolidations, mandatory share exchanges or other business combinations), and in which all holders of each class or series of Ally’s capital stock receive, or are offered the same opportunity to receive, cash or other consideration, (ii) transfers to any employee stock ownership or other employee benefit plan of Ally or any of its subsidiaries (or any entity or trustee holding shares of Ally Capital Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of Ally or any of its subsidiaries) and (iii) transfers to any underwriter, dealer or initial purchaser (within the meaning of “underwriter” in Treas. Reg. § 1.382-3(j)(7), as determined in good faith by the Board) from (A) an “eligible holder” (as such term is defined in the Registration Rights Agreement contained in Exhibit F of Ally’s Bylaws (the “Registration Rights Agreement”)) for resale in a transaction contemplated by the Registration Rights Agreement or (B) Treasury for resale in a similar transaction contemplated by any other agreement with Ally which grants Treasury registration rights. In addition, the Board will have the discretion to approve a transfer that would otherwise be a prohibited transfer upon request by the proposed transferor in accordance with the procedures set forth in the Protective Amendment.

The Protective Amendment will expire on the earliest of (i) the Board’s determination, with input from Ally’s advisors, that the tax assets are utilized in all material respects or are no longer available in any material respect, (ii) the Board’s determination, with input from Ally’s advisors, that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which Ally could use the tax assets, or materially impair the amount of the tax assets that could be used in any particular time period, for applicable tax purposes, (iii) such date as the Board otherwise determines that the Protective Amendment should terminate and (iv) the close of business on the date of the third annual meeting of Ally’s stockholders following Ally’s 2014 Annual Meeting of the Stockholders.

The Tax Asset Protection Plan

On January 9, 2014, the Board approved the adoption of the Plan and Ally entered into the Plan on January 10, 2014. The purpose of the Plan is to help protect Ally’s tax assets. The Plan is designed to reduce the likelihood that Ally will experience an ownership change for U.S. federal income tax purposes (as described above) by (i) discouraging any person or group from becoming a holder of 4.99 percent or more of the outstanding shares of common stock and (ii) discouraging any existing holder of 4.99 percent or more of the outstanding shares of common stock from acquiring additional shares of Ally common stock, subject to certain exceptions. There is no guarantee, however, that the Plan will prevent Ally from experiencing an ownership change.

The Rights. In connection with the adoption of the Plan, on January 9, 2014, the Board declared a dividend, payable on January 10, 2014, of one right (a “Right”) for each outstanding share of common stock held of record as of the close of business on January 10, 2014 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined below) and thereafter pursuant to options, warrants and convertible securities outstanding at the Separation Time. Each Right entitles its registered holder to purchase from Ally, at or after the Separation Time, one one-hundredth of a share of our Series H Preferred Stock, par value $0.01 per share, (“Participating Preferred Stock”), for $16,875.00 (the “Exercise Price”), subject to adjustment.

The Rights are evidenced either by the registration of shares of common stock on the stock transfer books of Ally or by common stock certificates, if issued, until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board may from time to time fix) after the date on which any Person (as defined in the Plan) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person (as defined below) and (ii) the Flip-in Date (as defined below); provided, however, that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of common stock pursuant thereto, such offer shall be deemed never to have been made.

A “Flip-in Date” will occur on the Stock Acquisition Date (as defined below) or such later date and time as the Board may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A “Stock Acquisition Date” means the date on which Ally announces that a person or group has acquired 4.99 percent or more of common stock and become an Acquiring Person for purposes of the Plan. An “Acquiring Person” is any Person having Beneficial Ownership (as defined in the Plan) of 4.99 percent or more of the outstanding shares of common stock, but does not include:

(i) Ally, any majority-owned subsidiary of Ally or any employee stock ownership or other employee benefit plan of Ally,

(ii) any Person who is the Beneficial Owner of 4.99 percent or more of the outstanding common stock as of the date of the public announcement of the Plan (an “Existing Holder”) until such time as such Person (other than certain investors that will be excluded from the definition of “Acquiring Person” until such time as such person acquires additional common stock, other than through a dividend or a stock split) acquires additional common stock, other than through a dividend or stock split,

(iii) any Person who becomes the Beneficial Owner of 4.99 percent or more of the outstanding shares of common stock after the time of the first public announcement of the Plan solely as a result of (A) an acquisition by Ally of shares of common stock, (B) an acquisition directly from Ally in a transaction which duly authorized officers of Ally have determined shall not result in the creation of an Acquiring Person under the Plan, or (C) an acquisition of common stock (or any security convertible into or exchangeable for common stock) by any underwriter, dealer or initial purchaser (within the meaning of “underwriter” in Treasury Regulation § 1.382-3(j)(7), as determined in good faith by the Board) from (x) an “eligible holder” (as such term is defined in the Registration Rights Agreement) for resale in a transaction contemplated by the Registration Rights Agreement or (y) Treasury for resale in a similar transaction contemplated by any other agreement with Ally which grants Treasury registration rights, until, in each case, such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of common stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 4.99 percent or more of the outstanding shares of common stock,

(iv) any Person who the Board determines has inadvertently become the Beneficial Owner of 4.99 percent or more of the outstanding common stock if such Person promptly divests sufficient securities such that such 4.99 percent or greater Beneficial Ownership ceases, or

(v) any Person who the Board exempts upon receiving, at the Board’s request, a report from Ally’s advisors to the effect that the proposed transaction does not create a significant risk of material adverse tax consequences to Ally, or which the Board determines is otherwise in the best interests of Ally.

Furthermore, the Board must, within 20 business days of receiving an exemption request, exempt (A) a proposed transfer that does not cause any aggregate increase in the Beneficial Ownership of Stock by 5-percent shareholders (as determined after giving effect to the proposed transfer) over the lowest Beneficial Ownership of Stock by such 5-percent shareholders (as determined immediately before the proposed transfer) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code, (B) a proposed transfer by Treasury if such proposed transfer and all prior and anticipated transfers or other transactions effected or expected to be effected during the relevant testing period (including, without limitation, any possible transfer by an Existing Holder (other than Treasury) that would effect an “owner shift” (as defined in the Code)) do not result in an aggregate “owner shift” (as defined in the Code) of more than 40 percentage points as determined for purposes of Section 382 of the Code, taking into account both the Regulations thereunder and the provisions of IRS Notice 2010-2, insofar as they are relevant in determining, among other things, whether the Beneficial Ownership of any Beneficial Owner of 4.99% or more of the outstanding shares of common stock has increased and (C) a proposed acquisition by any Existing Holder (other than Treasury) if such proposed transfer and all prior and anticipated acquisitions or transactions effected or expected to be effected during the relevant testing period does not result in any Existing Holder (other than Treasury) being the Beneficial Owner of more than 9.9% of the outstanding common stock for purposes of Section 382 of the Code. The Plan provides that, until the Separation Time, the Rights will be transferred with and only with the common stock, and will be evidenced by either the registration of the common stock on the stock transfer books of Ally, or a certificate for common stock, if issued. Following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of common stock at the Separation Time.

Exercisability. The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on the date of the third annual meeting of Ally’s stockholders following Ally’s 2014 Annual Meeting of the Stockholders, (iii) the date on which the Rights are redeemed as described below and (iv) the time at which the Board determines the tax assets are utilized in all material respects or are no longer available (in any such case, the “Expiration Time”).

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a common stock dividend on, or a subdivision or a combination into a smaller number of shares of, common stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for common stock.

In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from Ally, upon the exercise thereof in accordance with the terms of the Plan, that number of shares of common stock having an aggregate Market Price (as defined in the Plan), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price.

Exchange. The Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50 percent of the outstanding shares of common stock, elect to exchange all (but not less than all) of the then-outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of common stock at an exchange ratio of one share of common stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of common stock equal to the Exchange Ratio.

Redemption. Whenever Ally shall become obligated, as described in the preceding paragraph, to issue shares of common stock upon exercise of or in exchange for Rights, Ally, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each share of common stock so issuable.

The Board may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.001 per Right (the “Redemption Price”) as and to the extent provided in the Plan. Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held. The Board may amend the Plan at any time and in any manner.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of Ally, including, without limitation, the right to vote or to receive dividends, and will rank junior to Ally’s Fixed Rate / Floating Rate Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series G.

Preferred Stock

Description of Series A Preferred Stock

General

A total of 40,870,560 shares of the Series A Preferred Stock, liquidation amount $25 per share, are outstanding as of December 16, 2014. The Series A certificate of designations authorizes the issuance of up to a total of 40,870,560 shares of the Series A Preferred Stock. The Series A Preferred Stock have no maturity date. The holders of the Series A Preferred Stock are not entitled to preemptive rights, or to any similar rights.

Dividends

Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board or a duly authorized committee of the board of directors, on each share of Series A Preferred Stock with respect to each dividend period, non-cumulative cash dividends at the fixed rate of 8.500% per annum on the liquidation amount from March 25, 2011 to but excluding May 15, 2016, quarterly in arrears, without accumulation of any undeclared dividends, commencing on May 15, 2011, and thereafter at a rate equal to Three-Month LIBOR plus 6.243%, quarterly in arrears, without accumulation of any undeclared dividends, commencing on August 15, 2016, in each case on the 15th day of February, May, August and November. Dividends payable on the Series A Preferred Stock on any dividend payment date will be payable to holders of record of such Series A Preferred Stock as they appear on Ally’s stock register at the close of business on the preceding February 1, May 1, August 1 or November 1, as the case may be, or on such other date, not more than seventy calendar days prior to the dividend payment date, as will be fixed by the Board or any duly authorized committee of the board of directors.

In the event that dividends payable on shares of Series A Preferred Stock with respect to a dividend period have not been paid in full on the dividend payment date, Ally will be prohibited, subject to certain exceptions, from (i) redeeming, purchasing or otherwise acquiring, directly or indirectly any Junior Stock (as defined below) or Parity Stock (as defined below), (ii) paying any dividends or making any distributions to any Junior Stock until such time as Ally has paid the dividends payable on shares of the Series A Preferred Stock with respect to a subsequent dividend period, and (iii) declaring or paying any dividend on any Parity Stock, except with respect to certain dividends payable solely in shares of Junior Stock or with respect to dividends declared on the Series A Preferred Stock such that the respective amounts of such dividends declared on the Series A Preferred Stock and each such other class or series of Parity Stock shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Series A Preferred Stock and such class or series of Parity Stock bear to each other.

“Junior Stock” means (i) our common stock and (ii) each class or series of our stock established on or after June 30, 2009, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock and the Parity Stock as to dividend rights or rights upon liquidation, winding-up or dissolution. We have no outstanding or authorized series of Junior Stock other than our common stock.

“Parity Stock” means (i) each class or series of our preferred stock established after June 30, 2009, the terms of which expressly provide that such class or series will rank on a parity with our Series G Preferred Stock and the Series A Preferred Stock as to dividend rights and/or as to rights on our liquidation, dissolution or winding up (in each case without regard to whether dividends accrue cumulatively or non-cumulatively); and (ii) the Series G Preferred Stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock held by such holder, out of assets or proceeds thereof (whether capital or surplus) available for distribution and subject to the rights of Ally’s creditors, before any distribution of such assets or proceeds is made or set aside for holders of Junior Stock or any other of our stock ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to the sum of the liquidation amount per share of Series A Preferred Stock and an amount equal to all declared, but unpaid dividends declared prior to the date of payment of such distribution.

Redemptions

We may not redeem the Series A Preferred Stock before May 15, 2016. Subject to (i) obtaining any required regulatory approvals, (ii) compliance with Ally’s replacement capital covenant agreement entered into for the benefit of certain of its debtholders on November 30, 2006 and (iii) any restrictions imposed by our other series of outstanding stock we may redeem all or any portion of the outstanding shares of Series A Preferred Stock on any dividend payment date on or after May 15, 2016. A redemption date must fall on a date that is also a dividend payment date.

The redemption price for each share of Series A Preferred Stock will be equal to the sum of (i) the liquidation amount and (ii) any accrued and unpaid dividends for the period from and including the dividend payment date immediately preceding the redemption date to but excluding the redemption date. Payments of the redemption price will be made in cash in immediately available funds.

No Conversion Rights

Holders of the Series A Preferred Stock have no rights to exchange or convert their shares for or into any of our other capital stock or any other securities.

Voting Rights

If and when dividends on any shares of Series A Preferred Stock or any Parity Stock having similar voting rights shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not consecutive (“nonpayment”), the holders, voting together as a class with holders of any and all other series of such Parity Stock then outstanding, will be entitled to vote for the election of a total of two additional members of the board of directors, subject to certain limitations. Such voting rights will continue until the dividends on the shares of the Series A Preferred Stock and any such series of Parity Stock shall have been fully paid for at least four regular dividend periods following the nonpayment. The foregoing voting rights will be divested if and when dividends for at least four regular dividend periods following a nonpayment have been fully paid on the Series A Preferred Stock and any other class or series of Parity Stock. In such event, the term of office of each director so elected shall terminate and the number of directors on the Board shall automatically be decreased by two.

In addition, the vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock is required for Ally to do the following (i) to authorize or issue certain equity securities of Ally that rank senior to the Series A Preferred Stock with respect to dividends or upon a sale or liquidation of Ally, (ii) to amend, alter or repeal any provision of the terms of the Series A Preferred Stock contained in Ally’s Bylaws or Certificate of Incorporation, including the certificate of designations for the Series A Preferred Stock included therein, if such action would affect the Series A Preferred Stock in any manner materially adverse to the holders of the Series A Preferred Stock, or (iii) to the extent Ally has failed to pay dividends payable on shares of Series A Preferred Stock with respect to the immediately preceding dividend period, redeem, purchase or otherwise acquire, directly or indirectly, any Junior Stock or Parity Stock other than as permitted by the terms of the certificate of designations for the Series A Preferred Stock.

No Sinking Fund

The shares of Series A Preferred Stock do not have the benefit of any mandatory redemption, sinking fund or other similar provisions. Holders of the Series A Preferred Stock have no right to require redemption or repurchase of any shares of Series A Preferred Stock.

Description of Series G Preferred Stock

General

A total of 2,576,601 shares of the Series G Preferred Stock, liquidation amount $1,000 per share, are outstanding as of December 16, 2014, which constitutes all of the currently authorized shares pursuant to the Series G certificate of designations. The shares of Series G Preferred Stock have no maturity date. The holders of the Series G Preferred Stock are not entitled to preemptive rights, or to any similar rights.

Dividends

Holders of the Series G Preferred Stock are entitled to receive, if declared by the Board out of funds legally available for payment, cash dividends at a rate per annum of 7%, payable quarterly on February 15, May 15, August 15 and November 15 of each year.

Unless all accrued and unpaid dividends on the Series G Preferred Stock for all past dividend periods have been paid in full, we are not permitted to (i) make any Restricted Payments (as defined below); (ii) declare or pay any dividend or make any distribution of assets on any Parity Stock (as defined below), other than dividends or distributions in the form of shares of Parity Stock or Junior Stock (as defined below); or (iii) redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock.

A “Restricted Payment” means (i) any dividend payment or distribution of assets on any share of Junior Stock, other than (1) distributions in the form of shares of Junior Stock and (2) certain tax distributions; (ii) any redemption, purchase or other acquisition of any shares of Junior Stock, other than upon conversion or exchange for other shares of Junior Stock; or (iii) any payment of monies, or making monies available, for a sinking fund for such Junior Stock.

“Junior Stock” means our common stock and each class or series of our stock established on or after June 30, 2009, the terms of which stock do not expressly provide that such class or series ranks senior to or on a parity with the Series G Preferred Stock and the Parity Stock as to dividend rights or rights upon liquidation, winding-up or dissolution.

“Parity Stock” means (i) each class or series of our preferred stock established after June 30, 2009, the terms of which expressly provide that such class or series will rank on a parity with our Series A Preferred Stock and our Series G Preferred Stock as to dividend rights and/or as to rights on our liquidation, dissolution or winding-up (in each case without regard to whether dividends accrue cumulatively or non-cumulatively); and (ii) our Series A Preferred Stock.

In addition, whether or not all accrued and unpaid dividends on the Series G Preferred Stock for all past dividend periods have been paid in full, we may make dividend payments on our common stock only if (1) our senior guaranteed notes issued on December 31, 2008 are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and (2) the payment together with other dividend payments we made since December 31, 2008 is less than 25% of our cumulative consolidated net income from January 1, 2014 to the most recently ended fiscal quarter for which financial statements are available at the time of such dividend payment. Any dividends on the Series G Preferred Stock, or our Series A Preferred Stock will be made on a pro rata basis, as provided in the certificate of designations for the Series G Preferred Stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, the holder of the Series G Preferred Stock shall be entitled to receive for each share of Series G Preferred Stock held by them, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to our stockholders, subject to the rights of any of our creditors, before any distribution of such assets or proceeds is made to or set aside for the holders of our common stock and any of our other stock ranking junior to the Series G Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the liquidation amount and (ii) the amount of any accrued and unpaid dividends to the date of payment.

Redemptions

At our option and subject to any required regulatory approvals, we may redeem the Series G Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price equal to the liquidation amount, plus the amount of any accrued and unpaid dividends thereon through the date of redemption.

Further, so long as any Series G Preferred Stock remains outstanding, if any shares of Parity Stock are redeemed, then shares of the Series G Preferred Stock shall also be redeemed on a pro rata basis based on the aggregate liquidation preference of the Series G Preferred Stock and such Parity Stock.

No Conversion Rights

Holders of the Series G Preferred Stock have no rights to exchange or convert their shares for or into any of our other capital stock or any other securities.

Voting Rights

The vote or consent of the holders of at least a majority of the outstanding shares of Series G Preferred Stock is necessary for any alteration, repeal or amendment, whether by merger, consolidation, combination, reclassification or otherwise, of any provisions of our certificate of incorporation or the certificate of designations if such action would amend, alter or affect the powers, preferences or rights of, or limitations relating to, the Series G Preferred Stock in any manner materially adverse to the holders of the Series G Preferred Stock, including, the creation of, increase in the authorized number of, or issuance of, any capital stock that ranks senior to the Series G Preferred Stock as to distribution rights or rights upon a sale of us or our liquidation, winding-up or dissolution.

No Sinking Fund

The Series G Preferred Stock do not have the benefit of any mandatory redemption, sinking fund or other similar provisions. Holders of Series G Preferred Stock have no right to require redemption or repurchase of any shares of Series G Preferred Stock.

Anti-Takeover Effects of Delaware Law

Following consummation of this offering, we will be subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

•	the transaction is approved by the Board prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the Board and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in direct or indirect financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock (subject to certain exclusions).

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certain Provisions of our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation and Bylaws

The Board may change or repeal any provision contained in our Certificate of Incorporation and may insert additional provisions to the Certificate of Incorporation, subject to and in the manner prescribed by applicable law. Under Delaware law, the amendment of a corporation’s certificate of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon. Under Delaware law, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	Increase or decrease the aggregate number of authorized shares of such class;

•	Increase or decrease the par value of the shares of such class; or

•	Alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

The Board may change or repeal our Bylaws, or adopt additional bylaws. Common stockholders holding at least a majority of the outstanding common stock may change or repeal our Bylaws or adopt additional bylaws at any annual or special meeting of the common stockholders.

Vacancies in the Board of Directors

Our Bylaws provide that any vacancy occurring in our Board created by reason of the death, removal, or resignation of a director, or by increase in the number of directors, may be filled by a majority of the remaining members of our Board then in office, even if such majority is less than a quorum, or such stockholder who has the right to nominate the director with respect to whom such vacancy exists, if applicable. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

Directors may be removed from our Board, whether or not for cause, by the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote generally in the election of directors.

Special Meetings of Stockholders

Under our Bylaws, special meetings of stockholders may be called by the Board or the chief executive officer.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain.

The information that may be required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business, and, with respect to nominations for the Board of Directors, certain specified information regarding the nominee(s). In addition to the information required in a stockholder notice described above, our Bylaws require a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice.

Stockholder Action by Written Consent without a Meeting

Our Certificate of Incorporation provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be taken by written consent of stockholders without a meeting.

Exclusive Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ALLY”.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Inc.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, the Treasury, of the Securities. Information regarding the selling stockholder, the amount of Securities being offered by the selling stockholder and the amount of Securities beneficially owned by the selling stockholder prior to and after the applicable offering will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

CERTAIN STOCKHOLDER AGREEMENTS

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, which is included as Exhibit F to our current Bylaws, Ally granted eligible holders registration rights with respect to certain securities of the Company.

For purposes of the Registration Rights Agreement, “registrable securities” consist of our common stock and all equity securities issued or otherwise distributed in respect of our common stock in a stock or other equity split or combination, or a stock or other equity dividend, or in connection with certain specified events, including a merger, conversion, recapitalization, reclassification or reorganization, in each case held by “eligible holders.” Eligible holders include holders of Common Membership Interests of GMAC LLC as of May 22, 2009 and holders that acquired registrable securities from such persons in transactions not consummated on a national securities exchange and not registered under the Securities Act.

Any particular registrable securities shall cease to be “registrable securities” for purposes of the Registration Rights Agreement when they have been distributed to the public through a registered offering, when they have otherwise been sold on a national securities exchange and when they have been repurchased by Ally or a subsidiary of Ally.

Shelf Registrations

The Registration Rights Agreement provides that, subject to certain limitations, at any time that Ally is eligible to use Form S-3, Ally will file a shelf registration statement covering all registrable securities and, if such shelf registration statement is not automatically effective, use commercially reasonable best efforts to cause the shelf registration statement to be declared effective. Once it is effective, Ally is required to use commercially reasonable best efforts to keep the shelf registration statement continuously effective and usable for resale of registrable securities until there are no registrable securities held by eligible holders or all registrable securities may be sold without restriction under Rule 144.

The Registration Rights Agreement provides that, subject to limitations described below, any holder with registrable securities registered pursuant to a shelf registration may effect an underwritten offering of its registrable securities after delivery of advance notice to the Company, provided that the Company is not required to facilitate an underwritten offering unless either registrable securities representing at least 2% of the then outstanding class of such registrable securities are proposed by the eligible holders to be included in such offering or the expected aggregate gross proceeds from such offering exceed $200 million. The other holders shall have the right to elect to include in such underwritten offering such portion of their registrable securities as they may request, subject to underwriter cutback provisions.

Demand Registration Rights

So long as Ally does not have an effective shelf registration statement with respect to the registrable securities, any eligible holder may request registration of all or a portion of its registrable securities (a “Demand Registration”). Demand Registrations are limited to registration of an aggregate number of registrable securities representing at least 2% of the outstanding class of such registrable securities or registrable securities having a value of at least $200 million. Ally shall not be obligated to effectuate more than three Demand Registrations in any 12-month period or any non-underwritten offering for registrable securities that could otherwise be sold without restriction under Rule 144. Additionally, Ally may postpone for up to 90 days the filing or effectiveness of, or, if already effective, suspend a Demand Registration upon a good faith determination by the Board that the failure to do so would have a material adverse effect on certain proposed transactions. However, the Company may not delay a Demand Registration more than once in any 12-month period and only if holders of similar securities with registration rights have been subject to a similar limitation.

Piggyback Registration Rights

Provided that a shelf registration statement is not in effect at the time, any time Ally proposes to register equity securities under the Securities Act or proposes to undertake an underwritten offering of equity securities (each a “Piggyback Registration”), Ally must, subject to certain limitations, promptly notify all eligible holders of registrable securities of its intention to do so and must include, on the same terms and conditions, any registrable securities that are requested to be included by such eligible holders in writing.

Holdback Agreements

Ally may not effect any public sale or distribution of equity securities (1) during the 10-day period preceding and the 75-day period following the effective date of any underwritten Demand Registration or Piggyback Registration or (2) the period commencing on the date Ally is notified that an eligible holder intends to undertake an underwritten shelf offering and ending 75 days after commencement of such underwritten shelf offering, unless the managing underwriters agree to a shorter period.

If Ally has previously filed a registration statement with respect to registrable securities pursuant to a Demand Registration or a Piggyback Registration or if an underwritten shelf offering has commenced, Ally may not file or cause or permit to be effective any other registration of any of its equity securities until at least 60 days have elapsed from the relevant effective date or commencement date, as applicable.

As of the date hereof, certain provisions restricting such common stockholders’ ability to sell their stock have expired, and, as a result, the Registration Rights Agreement no longer contains any restrictions on these holders’ ability to sell their stock.

Indemnification and Contribution

Under the Registration Rights Agreement, Ally agrees, subject to certain limitations, to indemnify each holder of registrable securities, its officers, directors, managers and partners, and each person controlling such holder against all losses, claims, actions, damages, liabilities and expenses in certain circumstances and to pay any expenses reasonably incurred in connection investigating, preparing or defending these actions; except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

To the extent indemnification is not available to the indemnified party for the losses, claims, actions, damages, liabilities and expenses otherwise covered by indemnification, such party would be entitled to contribution from us.

PLAN OF DISTRIBUTION

We are registering the Securities to permit the resale of the Securities by the selling stockholder from time to time after the date of this prospectus. The selling stockholder may sell all or a portion of the Securities from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, we will be responsible for underwriting discounts or commissions or agents’ commissions. The Securities may be sold in one or more transactions at fixed prices, prevailing market prices determined at the time of the sale, varying prices determined at the time of sale or negotiated prices.

The sale of the Securities by the selling stockholder may be effected:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	in underwritten transactions through an underwriter;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in sales pursuant to Rule 144 under the Securities Act;

•	where broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•	in at-the-market offerings, including at-the-market offerings conducted through one or more underwriters or agents pursuant to a distribution agreement;

•	through any other method permitted pursuant to applicable law; and

•	through any combination of any such methods of sale.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from us or such selling stockholder or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of our common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume.

Any broker-dealer participating in the distribution of the Securities may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions paid to, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Securities is made, a prospectus supplement may be distributed setting forth the aggregate amount of the Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from us or the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part.

Any person participating in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of the Securities by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the shares of common stock and warrants and the ability of any person or entity to engage in market-making activities with respect to such Securities.

Once sold under the registration statement of which this prospectus forms a part, the Securities sold thereunder will be freely tradable in the hands of persons other than our affiliates.

Direct Sales

The selling stockholder may directly solicit offers to purchase Securities. In this case, no underwriters or agents would be involved.

General Information

To the extent required to supplement the information contained in this prospectus, the place and time of delivery for the Securities shall be set forth in the applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with the sale of the Securities, certain underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, underwriters may overallot an offering, creating a short position. In addition, underwriters may bid for, and purchase, the Securities in the open market to cover short positions or to stabilize the price of the Securities. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. Underwriters will not be required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the Securities offered hereby will be passed upon for us by Jeffrey Belisle, Esq., Ally Legal Staff.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated in this prospectus by reference from Ally’s Annual Report on Form 10-K filed on March 3, 2014, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference from the aforementioned Form 10-K. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

54,926,296 Shares

Common Stock

Book-Running Managers

Goldman, Sachs & Co.

Morgan Stanley

Prospectus Supplement

December 19, 2014